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                                                                    Exhibit 23.2

               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

         We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the 2000 Stock Plan of HiNT Corporation of our report dated January 21, 2003, with respect to the consolidated financial statements and schedule of PLX Technology, Inc., included in its Annual Report (Form 10-K) for the year ended December 31, 2002, filed with the Securities and Exchange Commission.






San Jose, California
May 30, 2003
                                                     /s/ Ernst & Young LLP